UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2008

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

Room 905, 9/F, Two Chinachem Exchange Square, 338 King’s Road, North Point, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 6, 2008, we increased the number of directors on our Board of Directors from five to six and we appointed Sean Webster as a director of our company. Mr. Webster had been in the financial services industry beginning with Yorkton Securities Inc. in January 1999 and finishing with the same company under the name Blackmont Capital Inc. in October of 2007. In his work there, he was a fully licensed Investment Advisor with the Investment Dealers Association of Canada, focusing on the raising of funds for small cap public companies and managing client portfolios. He was the lead broker for Grand Power Logistics Group Inc.’s (TSX-V:GPW) initial public offering in November 2004 on the TSX Venture Exchange, and is currently their Senior Vice President, Finance and Business Development. Grand Power is an air-freight forwarding and sea-freight services, customs

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brokerage, logistics, warehousing and distribution company with its main operations in Hong Kong and throughout Greater China. In addition, Mr. Webster is the President and Chief Financial Officer of Boashinn Corporation (OTCBB:BHNN.OB), a listed company which is based in Hong Kong and offers extended travel services primarily focused on wholesale business and corporate clients. In 1996, he received a B.A. in Economics and Management from the University of Calgary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By:    /s/ Gerald Lau

Gerald Lau
President and a Director
Dated: August 6, 2008

CW2032858.1